Exhibit 10.3

CLASS B STOCKHOLDERS AGREEMENT

THIS CLASS B STOCKHOLDERS AGREEMENT (this “Agreement”) dated as of August 15, 2000, is entered into among ClientLogic Corporation, a Delaware corporation (including its successors, the “Company”), Onex Holding Property Management Ltd., a Hungarian offshore company (“Onex HOC”), Onex Corporation, a corporation organized under the laws of the Province of Ontario, Canada (“Onex”), and Ontario Municipal Employees Retirement Board, a corporation continued under the Ontario Municipal Employees Retirement System Act (“OMERS”).

WHEREAS, the Company and OMERS are executing and delivering this Agreement in connection with the closing (the “Closing”) of the transactions contemplated by the Stock Purchase Agreement dated as of August 15,2000, between the Company and OMERS (the “Purchase Agreement”);

WHEREAS, as of the date hereof, the Stockholders (as defined below) own the shares of capital stock of the Company set forth opposite their respective names on Schedule A;

WHEREAS, as of the date hereof, the Stockholders collectively own all of the outstanding shares of Class B Voting Common Stock (as defined below); and

WHEREAS, concurrently herewith, the Company, Onex HOC, Onex, and OMERS are executing and delivering an Amended and Restated Stockholders Agreement among the Company, Onex HOC, Onex, OMERS, and certain other stockholders of the Company who are parties thereto (the “Stockholders Agreement”).

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, in respect of any specified Person, any other Person who, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) when used in respect of any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” means this Class B Stockholders Agreement as amended from time to time.

“Board of Directors” means the Board of Directors of the Company.

“Business” means the marketing, customer contact and relationship management and fulfillment services of the Company and its Subsidiaries, taken as a whole, including, without limitation; (i) contact center management, (ii) development and maintenance of customer databases; (iii) development of customized customer marketing programs; (iv) customer contact management by e-mail, online chat, fax, phone, and mail; (v) order and payment processing; (vi) warehousing; (vii) inventory management; (viii) picking, packing, and shipping merchandise and returns processing; (ix) list management and brokerage services; and (x) customer loyalty programs.

“Bylaws” means the Bylaws of the Company as in effect from time to time.

“Certificate” means the Certificate of Incorporation of the Company as the same may be amended from time to time.

“Class A Nonvoting Common Stock” means shares of Class A Nonvoting Common Stock, $0.01 par value per share, of the Company, and any capital stock into which such Class A Nonvoting Common Stock thereafter may be changed due to a reclassification, exchange, or other change in such class of stock.

“Class A Voting Common Stock” means shares of Class A Common Stock, $0.01 par value per share, of the Company, and any capital stock into which such Class A Common Stock thereafter may be changed due to a reclassification, exchange, or other change in such class of stock.

“Class B Nonvoting Common Stock” means shares of Class B Nonvoting Common Stock, $0.01 par value per share, of the Company, and any capital stock into which such Class B Nonvoting Common Stock thereafter may be changed due to a reclassification, exchange, or other change in such class of stock.

“Class B Voting Common Stock” means shares of Class B Common Stock, $0.01 par value per share, of the Company, and any capital stock into which such Class B Common Stock thereafter may be changed due to a reclassification, exchange, or other change in such class of stock.

“Closing” has the meaning set forth in the recitals hereto.

“Closing Date” means the date of the Closing,

“Common Stock” means the Class A Voting Common Stock, the Class B Voting Common Stock, the Class A Nonvoting Common Stock, and the Class B Nonvoting Common Stock.

“Common Stock Equivalents” means, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock and securities convertible or exchangeable into Common Stock, whether at the time of issuance, upon the passage of time, or upon the occurrence of some future event.

“Company” has the meaning set forth in the introductory paragraph.

“DGCL” means the General Corporation Law of the State of Delaware as amended from time to time, or any successor statute.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Fully-Diluted Common Stock” means, at any time, the then-outstanding Common Stock plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then-outstanding’Common Stock Equivalents.

“GAAP” has the meaning set forth in Section 2.1(b).

“IPO Shares” has the meaning set forth in Section 3.1(a).

“OMERS” has the meaning set forth in the introductory paragraph.

“OMERS Group” means OMERS and its Affiliates and its and their respective officers and directors.

“Onex” has the meaning set forth in the introductory paragraph.

“Onex HOC” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or other legal entity or government or political subdivision thereof.

“Pre-IPO Private Placement” has the meaning set forth in Section 3.1(b).

“Purchase Agreement” has the meaning set forth in the recitals hereto.

“Qualified IPO” means a firm commitment underwritten public offering of Common Stock or other equity securities pursuant to a prospectus, registration statement, or similar document under the Securities Act or equivalent laws of appropriate jurisdictions where both (i) the proceeds (prior to deducting any underwriters’ discounts and commissions) equal or exceed Fifty Million Dollars ($50,000,000) and (ii) such shares of Common Stock or equity securities are listed on at least one of The Toronto Stock Exchange, The Montreal Exchange, the New York Stock Exchange, or the American Stock Exchange or authorized to be quoted and/or listed on the Nasdaq Stock Market, together with such other stock exchange or exchanges as may be approved by the Board of Directors.

“SEC” means the Securities and Exchange Commission.

“Security” or “Securities” means the Common Stock and any other securities governed by the provisions of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Stockholder(s)” means (i) a securityholder listed on the signature page hereof and (ii) any direct or indirect transferee of any such securityholder who becomes a party to this Agreement pursuant to a Joinder Agreement in substantially the form of Schedule B.

“Stockholders Agreement” has the meaning set forth in the recitals hereto.

“Subsidiary” of any Person means (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect a majority of such corporation’s directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person, or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, one or more subsidiaries of such Person, or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

1.2 Rules of Construction. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) words in the singular include the plural, and words in the plural include the singular, (iii) words in masculine, feminine, or neuter gender, include each other gender; (iv) references to Articles, Sections, Schedules, or other subdivisions shall refer to Articles, Sections, Schedules, and other subdivisions of or to this Agreement; (v) provisions apply to successive events and transactions; and (vi) “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision.

ARTICLE II

Information Rights

2.1 Information Rights. Subject to Section 2.3, for so long as the OMERS Group owns at least 15% of the number of shares of Common Stock owned by OMERS on the Closing Date (as adjusted for stock splits, stock dividends, stock combinations, reclassifications, recapitalizations, and other similar events), the Company shall deliver to OMERS:

(a) at least 30 days prior to the end of each fiscal year of the Company, a budget for the next fiscal year, and

(b) within 90 days after the end of each fiscal year of the Company, a consolidated statement of operations and comprehensive loss (gain) for such fiscal year, a consolidated balance sheet of the Company and statement of stockholder’s equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with U.S. generally accepted accounting principles consistently applied (“GAAP”) and audited by an accounting firm of national reputation selected by the Company;

(c) within 45 days after the end of each fiscal quarter of each fiscal year of the Company, an unaudited consolidated statement of operations and comprehensive loss (gain) and statement of cash flows for such fiscal quarter and an unaudited consolidated balance sheet and a statement of stockholder’s equity as of the end of such fiscal quarter;

(d) within 30 days after the end of each month of the Company’s fiscal year, an unaudited consolidated statement of operations and comprehensive loss (gain) and statement of cash flows and an unaudited consolidated balance sheet for and as of the end of such month; and

(e) such other financial information as OMERS may reasonably request in writing to the Company.

2.2 Officer’s Certificate. In respect of the financial statements called for in Sections 2.1(c) and 2.1(d), the Company shall deliver an instrument executed by the chief financial officer of the Company certifying that such financial statements were prepared in accordance with GAAP (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustments.

2.3 Termination of Rights. Notwithstanding any other provision of this Article II to the contrary, the provisions of this Article II shall terminate and be of no further force or effect upon the earlier of the consummation of a Qualified IPO or such time as the Company becomes subject to the periodic reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

ARTICLE III

Covenants

3.1 Participation Right.

(a) Subject to Sections 3.1(b), 3.1(c), and 3.1(d), in connection with the Company’s Qualified IPO, the Company shall use its commercially reasonable efforts to cause the managing underwriter of such Qualified IPO to offer to OMERS the right to purchase (at the Qualified IPO price) such number of additional shares of capital stock of the Company, which would provide the OMERS Group (together with all direct or indirect transferees of the OMERS Group) with an aggregate of up to 10.6% (or, if less, its percentage interest in the number of shares of Fully-Diluted Common Stock immediately prior to the Qualified IPO) of the shares (the “IPO Shares”) of Fully-Diluted Common Stock immediately after the Qualified IPO. Notwithstanding the foregoing provisions of this Section 3.1(a) (i) the managing underwriter may, in its sole discretion, modify or limit OMERS’ participation right under this Section 3-1(a), by providing written notice to the Company setting forth such underwriter’s reasons for such limitation or modification, including that such limitation or modification is necessary, because of marketing factors, for the success of the Qualified IPO, (ii) the provisions of Section 3.3(d) of the Stockholders Agreement shall not under any circumstances apply to the participation right provided in this Section 3.1(a), and (iii) the number of IPO Shares that OMERS would otherwise have the right to purchase under this Section 3.1(a) will be reduced on a share-for-share basis to the extent that the per share offering price of the IPO Shares is less than the Antidilution Price (as defined in the Purchase Agreement), and, as a result thereof, OMERS receives shares from the Company pursuant to the application of the antidilution provisions of Section 6.3 of the Purchase Agreement.

(b) The participation right provided in Section 3.1(a) shall be subject to (i) the modification and approval right described in Section 3.1(a), and (ii) the clearance by the SEC or the staff of the SEC of such arrangement without the need to maintain a resale prospectus in effect. If such approval or clearance is not received, or is reasonably unlikely to be received as a result of decisions, declarations, or policy statements released by the SEC or the staff of the SEC, then the participation right provided in Section 3.1(a) shall be substituted with a right to purchase a pro rata portion of the Common Stock scheduled to be sold in the Qualified IPO, where the number of shares to be offered hereunder shall not exceed, in the aggregate, the lesser of (i) up to 10.6% of the shares of Fully-Diluted Common Stock immediately after the Qualified IPO, (ii) OMERS’ percentage interest in the number of shares of Fully-Diluted Common Stock immediately prior to the Qualified IPO, and (iii) such amount as the managing underwriter shall approve in accordance with Section 3.1(a), in a private placement (the “Pre-IPO Private Placement”); provided, however, the number of shares that OMERS would otherwise have the right to purchase under this Section 3.1(b) will be reduced on a share-for-share basis to the extent that the per share offering price of such shares is less than the Antidilution Price, and, as a result thereof, OMERS receives shares from the Company pursuant to the application of the antidilution provisions of Section 6.3 of the Purchase Agreement. The Company shall use its commercially reasonable efforts to close the Pre-IPO Private Placement immediately before or contemporaneously with the Qualified IPO. It shall be a condition to the Company’s obligation to issue and sell shares to OMERS in the Pre-IPO Private Placement that, if in the opinion of counsel for the Company or the managing underwriter it is necessary, OMERS execute and deliver to the Company, prior to the initial filing of the registration statement for the Qualified IPO, a binding subscription agreement to purchase shares in the Pre-IPO Private Placement at a price per share equal to the price at which the Common Stock will be initially offered and sold to the public, less the amount of the underwriting discount/commission that is paid to the underwriters for each:share of Common Stock sold in the Qualified IPO.

(c) The Pre-IPO Private Placement and any offer to be made to OMERS shall be conducted in compliance with all applicable federal and state securities laws and regulations, including, without limitation, the Securities Act, and all applicable rules and regulations promulgated by the National Association of Securities Dealers, Inc. and other such self-regulating or quasi-public regulatory organizations. If OMERS elects to participate in the Pre-IPO Private Placement, it shall comply with all reasonable requirements and procedures required by the Company of OMERS, if any.

(d) Notwithstanding the foregoing provisions of this Section 3.1, in the event that (i) regulatory authorities continue to object to this arrangement after full discussion and negotiation with the Company and its legal counsel (with the participation of one legal counsel representing OMERS, if desired by OMERS); (ii) regulatory authorities allow the Company to fulfill its obligations under this arrangement only on the condition that rescission rights or other specific liability will be assumed by the Company or the underwriters or that special risks related to the Pre-IPO Private Placement be included in the prospectus filed in connection with the Qualified IPO; (iii) the resolution with regulatory authorities relating to this arrangement would delay the Qualified IPO beyond delays caused by comments from regulatory authorities in respect of other issues (provided, however, that the Company has used its good faith efforts (with the participation of one legal counsel representing OMERS, if desired by OMERS) to timely resolve any regulatory issues that arise in connection with this arrangement); or (iv) regulatory authorities do not allow the Company to issue securities of the Company to OMERS at the time of the Qualified IPO, then the Company and OMERS agree to negotiate in good faith to enter into an alternative transaction that as closely as practicable approximates the economic benefit of the Pre- IPO Private Placement.

3.2 Stock Options. For so long as the OMERS Group continues to own at least 33.3% of the number of shares of Common Stock owned by OMERS on the Closing Date (as adjusted for stock splits, stock dividends, stock combinations, reclassifications, recapitalizations, and other similar events), the Company shall not, without the prior written consent of the Board of Directors (including the OMERS Designee (as defined in the Stockholders Agreement)), (i) increase the aggregate number of shares of Common Stock reserved for issuance under the ClientLogic Corporation 1998 Stock Option Plan, as amended, and any similar plan or agreement to greater than 15% of the shares of Fully-Diluted Common Stock as of the date hereof, or (ii) issue any Common Stock Equivalents that when combined with all then-outstanding Common Stock Equivalents would, in the aggregate, be exercisable for or convertible or exchangeable into more than 10% of the Company’s then-outstanding shares of Common Stock; provided, however, that the 10% limitation set forth in clause (ii) above shall not apply to any Common Stock Equivalents that are issued as consideration in connection with any merger, acquisition, consolidation, share exchange, or other similar transaction or in exchange for options, stock, awards, or similar rights under any stock option plan or similar plan or arrangement of any Person or business acquired by the Company. The Company shall not issue or grant any option or similar right to purchase shares of Class B Voting Common Stock.

3.3 Approval Rights. For so long as the OMERS Group continues to own at least 33.3% of the number of shares of Common Stock owned by OMERS on the Closing Date (as adjusted for stock splits, stock dividends, stock combinations, rectifications, recapitalizations, and other similar events), the Company shall not, and shall cause its Subsidiaries not to, without the affirmative vote or prior written consent of OMERS:

(a) at any time within 36 months after the Closing Date, issue (i) any shares of capital stock of the Company that rank senior to the Common Stock in respect of dividends and/or distributions upon dissolution, liquidation, and winding up of the Company or (ii) any Common Stock Equivalents that are convertible or exchangeable into, or exercisable for, capital stock of the Company that ranks senior to the Common Stock in respect of dividends and/or distributions upon dissolution, liquidation, and winding up of the Company;

(b) at any time within 18 months after the Closing Date, repurchase, redeem, or otherwise acquire any outstanding shares of capital stock of the Company or any of its Subsidiaries, other than (i) the redemption of Common Stock and/or Common Stock Equivalents for an aggregate amount not to exceed $5,000,000, (ii) the issuance of 1,963,321 shares of Class A Voting Common Stock issuable upon exchange of non-voting exchangeable shares in the capital of 1293220 Ontario Inc., a corporation organized under the laws of the Province of Ontario, Canada and an indirect subsidiary of the Company, subject to adjustment in accordance with the terms thereof; (iii) to effect the purchase of fractional shares, (iv) to repurchase shares of capital stock of the Company or any of its Subsidiaries or Common Stock Equivalents from employees, officers, directors, or consultants of the Company or any of its Subsidiaries upon termination of their employment or services, or (v) to repurchase shares of capital stock of the Company in accordance with Section 4.11(c) of the Stockholders Agreement (other than from Onex);

(c) materially change the nature of the Company’s or any Subsidiary’s Business;

(d) assign, sell, transfer, or otherwise dispose of, any material technology of the Company or any of its Subsidiaries other than (i) the licensing of such technology to third Persons on a non-exclusive basis pursuant to commercially reasonable terms or in the ordinary course of business consistent with past practice and/or (ii) the spinoff by dividend of the stock of Portal 360 Corporation (containing the Portal 360 technology) to the stockholders of the Company on a pro- rata basis at any time after the Closing Date;

(e) enter into or amend, renew, or voluntarily waive any right under any contract or transaction with an Affiliate of the Company (including, without limitation, any issuance of securities) other than the payment of fees to, and reimbursement or advancement of expenses of, directors of the Company and/or its Subsidiaries and the payment of compensation to, and reimbursement of expenses of, officers and employees of the Company and/or its Subsidiaries in a manner consistent with past practice (provided, however, that with respect to the Financial Advisory Agreement dated as of May 1, 1999, among the Company, the Clients (as defined therein), and Onex Service Partners and the Monitoring and Oversight Agreement dated as of January 1, 1999, among the Company, the Clients (as defined therein), and Onex Service Partners, OMERS hereby agrees that such agreements may remain in effect in accordance with their terms until the first anniversary of the Closing Date, after which time OMERS will have the right to require the Company and Onex to modify or terminate such agreements and each of the Company and Onex agree to comply with any such requirement and waive any other rights that would otherwise exist under such agreements);

(f) amend the Certificate or Bylaws except as requested by the lead underwriter for the Qualified IPO in connection with the Qualified IPO;

(g) (i) enter into any merger, consolidation, recapitalization, or share exchange with or into any one or more other Persons if immediately after any such merger, consolidation, recapitalization, or share exchange the stockholders of the Company immediately prior to such merger, consolidation, recapitalization, or share exchange would own, immediately after such merger, consolidation, recapitalization, or share exchange, less than 50% of the voting securities of the surviving Person in such merger, consolidation, recapitalization, or share exchange, (ii) sell all or substantially all of the Company’s assets in one transaction or a series of related transactions, or (iii) dissolve, liquidate, or wind up the Company (other than as a result of the filing of an involuntary petition in bankruptcy or insolvency proceeding brought against the Company); provided, however, that notwithstanding the foregoing provisions of this clause (g), OMERS shall not have any right to approve any such transaction (A) that would result in OMERS receiving $8 or more per share (as adjusted for stock splits, stock dividends, stock combinations, reclassifications, recapitalizations, and other similar events) (1) in cash, (2) in the form of equity securities of a publicly-traded class that are freely marketable immediately following such transaction other than any restrictions under Rule 145 under the Securities Act (or any successor rule) or pursuant to customary lock-up agreements entered into with underwriters or investment bankers, and/or (3) in the form of any debt security if such security has a maturity of one year or less and is rated B1 or better by Moody”s Investors Services, Inc. or is rated B+ or better by Standard and Poor’s Corporation, and (B) at any time after the fourth anniversary of the Closing Date;

(h) (i) file any voluntary petition in bankruptcy, (ii) file a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution, liquidation, or similar relief under any bankruptcy or debtor relief law, (iii) file an answer or other pleading admitting to or failing to contest the material allegations of petition filed against it in any bankruptcy or insolvency proceeding brought against the Company or any of its Subsidiaries, (iv) seek, consent to, or acquiesce in the appointment of a trustee, receiver, or liquidator of the Company, any of its Subsidiaries, or all or any substantial portion of their respective assets or properties, or (v) make a general assignment for the benefit of creditors;

(i) materially change the accounting policies followed by the Company or any of its Subsidiaries, except as required by GAAP or applicable law;

(j) change the auditors of the Company or any of its Subsidiaries;

(k) issue any shares of capital stock of any Subsidiary other than directors’ qualifying shares or as may otherwise be required by applicable law; or

(m) change the size of the Board of Directors, other than in accordance with Section 2.5 of the Stockholders Agreement.

ARTICLE IV

Miscellaneous

4.1 Implementation. Each Stockholder shall vote its shares of Common Stock, and all other securities of the Company entitled to vote on a particular matter, at all times, to cause its nominees to the Board of Directors (if any) to act at all times and otherwise to exercise its influence in respect of the Company, the Company shall exercise its influence in respect of its Subsidiaries, and the Company and each Stockholder shall sign all such documents and to do and perform all such other acts or things as may be necessary or desirable from time to time in order to give full effect to the provisions and intent of this Agreement and to ensure that the provisions of this Agreement shall govern the affairs of the Company and its Subsidiaries to the maximum extent permitted by law, notwithstanding any conflicting provision in the Certificate, the Bylaws, or any conflicting resolutions of the directors or stockholders of the Company. In the case of any conflict between the provisions of this Agreement and the Certificate, the Bylaws, or any such resolutions, each Stockholder shall take all such action as may be required under the DGCL or otherwise to amend the Certificate, the Bylaws, or such resolutions, as the case may be, to resolve such conflict so that the provisions of this Agreement shall, to the maximum extent permitted by law, at all times prevail.

4.2 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by facsimile, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address or facsimile number as may be substituted by notice given as herein provided):

If to the Company

ClientLogic Corporation

Two American Center

3120 West End Avenue, Suite 1000

Nashville, Tennessee 37203

Facsimile: (615)301-7196

Attention: Chief Financial Officer

-and-

ClientLogic Corporation

Two American Center

3120 West End Avenue, Suite 1000

Nashville, Tennessee 37203

Facsimile: (615)301-7225

Attention: General Counsel

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

100 Crescent Court, Suite 1300

Dallas, Texas 75201

Facsimile: (214) 746-7777

Attention: Mary R. Korby

If to any Stockholder, at its address or facsimile number listed on the signature pages hereof.

Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Failure to mail a notice or communication to a Stockholder or any defect in it shall not affect its sufficiency in respect of any other Stockholder. If a notice or communication is mailed in the manner provided above, it is duly given,’ whether or not the addressee receives it

4.3 Successors and Assigns. Whether or not an express assignment has teen made pursuant to the provisions of this Agreement, provisions of this Agreement that are for the Stockholders’ benefit as the holders of any Securities are also for the benefit of, and enforceable by, all subsequent holders of Securities; provided, however, that OMERS shall not assign, delegate, or otherwise transfer (whether by operation of law, by contract, or otherwise) any rights and/or obligations of OMERS under Article II, Section 3.1, and/or Section 3.3, except to one or more members of the OMERS Group. Each Stockholder will cause any transferee of any Security (or any interest therein held by it) or of any rights and/or obligations hereunder to execute and deliver a Joinder Agreement in substantially the form attached hereto as Schedule B. This Agreement shall be binding upon the Company, each Stockholder, and their respective successors and permitted assigns.

4.4 Remedies. The Stockholders agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in its sole discretion apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

4.5 Termination. The provisions of this Agreement shall terminate upon the consummation of a Qualified IPO and may be terminated at any time by agreement in writing of Onex, Onex HOC, and OMERS at the time of such agreement.

4.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

4.7 Severability. In the event any provision of this Agreement shall be held invalid, illegal, or unenforceable in any respect for any reason by a court of competent jurisdiction, the validity, legality, and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

4.8 No Waivers; Amendments

(a) No Waivers. No failure or delay on the part of the Company or any Stockholder in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Stockholder whether at law, in equity, or otherwise.

(b) Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, Onex, Onex HOC, and OMERS, and such amendment or waiver shall be binding on all of the Stockholders and the Company.

4.9 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in United States dollars.

4.10 Headings. The section and article headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

4.11 Entire Agreement. This Agreement (together with the Stockholders Agreement) constitutes the entire agreement, and supersedes all prior agreements, understandings, negotiations, and discussions (whether written or oral), among the parties hereto in respect of the subject matter hereof. There are no conditions, covenants, agreements, representations, warranties, or other provisions, express or implied, collateral, statutory, or otherwise, relating to the subject matter hereof except as expressly provided in this Agreement and the Stockholders Agreement.

4.12 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument.

4.13 Time of Essence. Time shall be of the essence of this Agreement.

4.14 Ceasing to Be a Party. Except as otherwise provided in this Agreement, a Stockholder shall cease to be a party to this Agreement in the event that such Stockholder and every Affiliate thereof no longer holds or has any interest in the Common Stock. Any Stockholder that ceases to be a party to this Agreement shall have no further rights or obligations under this Agreement, other than rights and obligations that may have arisen or accrued before such Stockholder ceased to be a party hereto.

4.15 Change in Securities. The provisions of this Agreement relating to Securities of any class or series shall apply, mutatis mutandis, to any Securities into which such Securities may be converted, reclassified, redesignated, subdivided, consolidated, or otherwise changed from time to time and to any Securities of any successor or continuing corporation to the Company that may be received in respect of any Securities on a reorganization, amalgamation, consolidation, or merger, statutory or otherwise.

4.16 Securities Subsequently Acquired. Each Stockholder agrees that, in addition to the shares of Common Stock now owned by it as set out opposite its name in Schedule A, all Common Stock or Common Stock Equivalents hereafter acquired by such Stockholder shall be subject in all respects to the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CLIENTLOGIC CORPORATION

By:	/s/ illigible
Name:	illigible
Title:	Assistant Secretary

ONEX CORPORATION

By:	/s/ Thomas P. Dea
Name	Thomas P. Dea
Title:	Vice President

Address:	161 Bay Street, 49th Floor
P.O. Box 700
Toronto, Ontario, MSJ 2S1
Facsimile:	(416) 362-5765
Attention:	Thomas P. Dea

ONEX HOLDING PROPERTY MANAGEMENT, LTD.

By:	/s/ Donald F. West
Name:	Donald F. West
Title:	Director

Address:	161 Bay Street, 49th Floor
P.O. Box 700
Toronto, Ontario, MSJ 2S1
Facsimile:	(416) 362-5765
Attention:	Thomas P. Dea

ONTARIO MUNICIPAL EMPLOYEES RETIREMENT BOARD

By:	/s/ Ian D. Collier
Name	Ian D. Collier
Title:	Vice President

By:	/s/ Lisa A. Melchior
Name:	Lisa A. Melchior
Title:	Portfolio Manager

Address:	One University Avenue, Suit 1100
Toronto, Ontario, M5J 2P1
Facsimile:	(416) 369-0675
Attention:	Lisa A. Mclehior

SCHEDULE A

Name of Stockholder	Type of Security	No. of Shares
Onex Corporation	Class B Voting Common Stock	3,125,000
Onex Holding Property Management Ltd.	Class B Voting Common Stock	66,451,221
Ontario Municipal Employees Retirement Board	Class B Voting Common Stock Class B Nonvoting Common Stock	1,750,000 8,250,000

SCHEDULE A

Stockholder	Shares Owned

Arraiz, Maria	193
Bailey, Melissa	3,312
Baskin, Steven	193
Berdych, Nancy	49
Berger, Michael	242
Biltekoff, Joanne	40,358
Boffa, Tony	61
Bookmiller, Brian	193
Brege, Tracy	193
Brevda, Evelyn	242
Brleteneder, Lill	121
Briggs, Mark R.	128,572
Broome, Aaron	61
Bubak, Jeff	1,206
Bush, Nora	129
Bush, Sandra	34,329
Byrnes, Christine	193
Callahan, Elynn	33
Capato, Anthony	16,554
Casteel, Julie	82,143
Christopher, Gena	49
Coia, Ralph	33
Dekker, Peter E.	77,541
Digiore, Jim	804
DiPale, Grace	61
Doherty, Christine	33
Donnelly, Kate	61
Downs, Kim	193
Drake, Mike	49
Duffy, Mickle (Michele A.)	1,206
Dunne, Carleen	804
Duryea, Joseph	34,093
Dzierba, Kathryn S	193
Edwards, Jim (Alfred J.)	279
Egleston, Christopher	1,206
Eiler, Robert	49
Engler, Bill (William G.)	33
Erickson, Ole Sommer	22,585
Faddoul, Mike	61
Fanson, Sandra	343
Faruqui, Ghazala	61
Ferraracccio, Lori	1,929
Fetter, Robert	32,143

Fischer, Charles	193
Fishman, Michael	804
Fontana, Margret	242
Fraass, David	1,286
Franko, MaryRose	33
Goguen, Mark	61
Grattan, James	49
Gray, Lorin	61
Greer, Annmarie	483
Hartnet, Paul	279
Henchbarger, Bill (William A.)	33
Herman, Mike (Michael E.)	193
Hipshman, Philip	161
Horvath, John	129
Huber, Ethan	33
Garton-Hudspeth, Paula	61
Humphries, Sarah Jane	161
Iyer, Bhuvaneshwari	61
Jackson, Ermina	33
Jauch, Eric	193
Jones, Caroline	193
Jones, Karen	61
Kaplan, Gloria	33
Karbowniczek, Aleksandra	33
Kawalick, Steve	17,665
Keans, Jacky	3,215
Keklak, Jason	33
Ko, Glenn	61
Koopmans, Sytze	13,913
Kortenhorst, Jules T.	352,260
Lees, Jeffery	804
Leheta, Yasser	61
Litvack, Richard	322
Loubaresse, Frank	230,982
Loubaresse, Frank	21,901
Loubaresse, Jacques	2,396
Loubaresse, Laurent	116,594
Loubaresse, Laurent	10,462
Mahon, Monica	402
Malacrino, Giuseppe	161
Mandel, Lon	128,572
Marnfredo, Joanne	33
Maraszek, Chris	193
Marino, Paul	1,206
Mathews, Erin	33
McGill, Greg	49
McPeek, Scot	33
McQueary, Denise	33
Miller, Brian	33

Molland, Bill (Frederick W.)	402
Moore, Terry	322
Mulligan, Lisa	1,206
Muscato, Greg	3,215
Nagel, Ronald	33
Naik, Vijay	61
Nance, Teresa	33
Nicosla, James	33
O’Neill, Mark	61
Online Services SARL	117,758
Online Services SARL	11,776
Painter, Julle	804
Palmatier, Jo Ann	804
Parsons, John	121
Petrosian, Claudia	4,500
Piekos, Fran	129
Pilsbury, Daniel	33
Pinnock, Richard	1,608
Podgorny, Keith	193
Procknal, Christine	483
Pyne, Andrew	1,206
Redman, John	33
Reisman, David	33
Rella, Bill (William)	305,151
Ricchiazzi, Julie	193
Roberts, Charles	193
Romito, Maureen	193
Root, Greg	2,138
Roselli, Paris	193
Rott, Elizabeth	88
Ruden, Cliff	3,215
Sanchez, Jeffrey	33
Sandler, Lauren	49
Sarna, Howard	81,274
Schaer, Maimu	1,608
Schemm, Jamie	193
Schiltz, Cherly	804
Scholl, Lisa	33
Schraufstetter, Shara	33
Schwelzer, Robert	81
Sentman, Charles	193
Sfeir, Josett	193
Shear, Bonnie	33
Singleton, June	33
Sklad, Saundra	1,608
Small, Ken	121
Smith, Mike	322
Smith, Oral	61
Snary, Cathey	2,942

Solomon, Jeffrey	193
Spragge, Debra	33
Stewart, Charles	33
Sullivan, Mike	49
Taffner, Kimberly A	33
Temple, Joseph L	257,143
Thompson, S. Dianne	257,143
Tran, Tuoc	61
Tredo, Don	193
Trifiletti, Paul	33
van der Lann, Carien C.	76,512
van Gaal, Joost A. J.	81,306
VanSant, Doug	279
Vullevic, Natasha	61
Wachowicz, Deborah	33
Walsh, Thomas	483
Waters, Lee	3,810
Waugh, Michele	61
Weinbrecht, Peter	804
Weist, Jack	61
Williams, Gavin	242
Winder, Victor	33
Wright, Stacy	49
Yacnyowych, Andrew	61
Young, Patrick	193
Zuhr, Kristen	193
Ontario Municipal Employees Retirement Board	1,750,000	(class B voting shares)
	8,250,000	(class B nonvoting shares)
Onex Holding Property Management Ltd.	66,451,221	(class B voting shares)

	79,064,613	(Total shares O/S)

SCHEDULE B

JOINDER AGREEMENT

[DATE]

Reference is made to that certain Class B Stockholders Agreement, dated as of August 15, 2000, a copy of which is attached hereto (as amended and in effect from time to time, the “Class B Stockholders Agreement”), among ClientLogic Corporation a Delaware corporation (the “Company”) and the securityholders of the Company parties thereto.

The undersigned signatory, in order to become the owner or holder of shares of any class of the common stock of the Company, by virtue of the issuance by the Company of shares of Common Stock to such signatory and/or the transfer of shares of Common Stock to such signatory, hereby agrees that by the undersigned’s execution hereof, the undersigned is a party to the Class B Stockholders Agreement subject to (i) all of the rights, restrictions, conditions, and obligations applicable to the Stockholders (as that term is defined in Class B Stockholders Agreement) set forth in the Class B Stockholders Agreement and (ii) if the undersigned constitutes a member of the OMERS Group (as defined in the Class B Stockholders Agreement), all of the rights, restrictions, conditions, and obligations applicable to members of the OMERS Group. This Joinder Agreement shall take effect and shall become a part of the Class B Stockholders Agreement as of the date first written above (or, if earlier, the effective date of the relevant issuance or transfer of the shares of Common Stock to the undersigned).

[please print name of transferee]

By:
Name:
Title:

ACCEPTED:

CLIENTLOGIC CORPORATION

By:
Name:
Title: